EXHIBIT 12.3
          UNION OIL COMPANY OF CALIFORNIA AND CONSOLIDATED SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES








                                                                For Three Months
                                                                 Ended March 31
                                                            --------------------
Millions of dollars                                             1997       1996
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Earnings from continuing operations ......................       $196       $132
Provision for income taxes ...............................        149         94
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      Earnings subtotal ..................................        345        226
Fixed charges included in earnings:
   Interest expense ......................................         61         78
   Interest portion of rentals ...........................          7         10
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      Fixed charges subtotal .............................         68         88
Earnings from continuing operations
   available before fixed charges ........................       $413       $314
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Fixed charges:
   Fixed charges included in earnings ....................         68         88
   Capitalized interest ..................................          5          3
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      Total fixed charges ................................       $ 73       $ 91
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Ratio of earnings from continuing operations
    to fixed charges .....................................        5.7        3.5
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